UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 9, 2014

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2014, Exelixis, Inc. ("Exelixis") filed a Certificate of Change of Registered Agent and/or Registered Office with the Secretary of State of the State of Delaware, changing its registered agent to Corporation Service Company.
In addition, on October 9, 2014, Exelixis filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, merging X-Ceptor Therapeutics, Inc., a wholly-owned subsidiary of Exelixis, into Exelixis, causing the separate existence of X-Ceptor Therapeutics, Inc. to cease. The merger was effected as part of Exelixis' cost-savings initiatives, including the consolidation of certain of its non-operational subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

No.	Description

3.1        Certificate of Change of Registered Agent and/or Registered Office
3.2        Certificate of Ownership and Merger

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014	EXELIXIS, INC.

/s/ JAMES B. BUCHER
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary

EXHIBIT INDEX

Exhibit

No.	Description

3.1	Certificate of Change of Registered Agent and/or Registered Office

3.2	Certificate of Ownership and Merger